Exhibit 5.1

May 26, 2021

Vimeo, Inc.

555 West 18th Street

New York, NY 10011

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-1 (the “Registration Statement”) by Vimeo, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,263,132 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be acquired upon the exercise of options (“Company Options”) or stock appreciation rights (“Company SARs”) to acquire shares of Common Stock held by (1) former employees of IAC/InterActiveCorp (“IAC”) and its subsidiaries (excluding the Company and its subsidiaries), (2) current employees of IAC’s subsidiaries, (3) former employees of the Company and its subsidiarieis and (4) current and former employees of Match Group, Inc., who, in each case, are not employees of the Company or a subsidiary of the Company, and any such individual’s donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The Company Options are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from options to purchase shares of common stock of IAC (“IAC Options”) in connection with the separation of the Company from IAC. The IAC Options were granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan. The Company SARs are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from stock appreciation rights covering shares of common stock of Vimeo.com, Inc. in connection with the separation of the Company from IAC. The Company SARs were granted under the Vimeo, LLC 2012 Incentive Plan, the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2017 Incentive Plan and the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2019 Incentive Plan (including the Israel Appendix). The Vimeo, Inc. 2021 Stock and Annual Incentive Plan, IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan, Vimeo, LLC 2012 Incentive Plan, Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2017 Incentive Plan and the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2019 Incentive Plan (including the Israel Appendix) together are the “Plans”.

I have acted as counsel to the Company in connection with certain matters relating to the Plans and the registration of the Shares. I have reviewed such corporate proceedings relating thereto and have examined such records, certificates and other documents and considered such questions of law as I have deemed necessary in giving this opinion, including:

(i) the Company’s Amended and Restated certificate of incorporation, as of May 25, 2021 (the “Certificate of Incorporation”);

(ii) the Company’s Amended and Restated by-laws, as of May 25, 2021 (the “By-laws”);

(iii) copies of the Plans; and

(iv) the Registration Statement.

In examining the foregoing documents, I have assumed all signatures are genuine, that all documents purporting to be originals are authentic, that all copies of documents conform to the originals, that the representations and statements included therein are accurate and that there will be no changes in applicable law between the date of this opinion and the dates on which the Shares are issued or delivered pursuant to the Registration Statement.

I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources I believe to be responsible.

Based on the foregoing, it is my opinion that when the Registration Statement has been declared effective by the SEC and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and in accordance with the provisions of the Plans, the Shares will be validly issued, fully paid and non-assessable.

The Company is a Delaware corporation, and while I am not engaged in the practice of law in the State of Delaware, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I considered necessary to render this opinion. I am a member of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforementioned Registration Statement and to the reference to my name under the heading “Legal Matters” in the Registration Statement and any amendments thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Michael A. Cheah
Michael A. Cheah
General Counsel & Secretary